United States
Securities and Exchange Commission
Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 14, 2004

Kansas City Life Insurance Company
3520 Broadway
Kansas City, Missouri 64111-2565

Commission File No. 2-40764

IRS Number: 44-0308260

Telephone Number: (816) 753-7000

Item 12 – Results of Operations and Financial Condition.

Included below is a release of financial information mailed to stockholders on May 13, 2004. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of March 31, 2004.

President’s Message

                Kansas City Life Insurance Company recorded net income of $5.6 million or $0.47 per share in the first quarter of 2004, reversing the Company’s net loss of $7.5 million or $0.62 per share for the first quarter of the prior year. The largest factor in the improved results was an increase in investment revenues, primarily from a change in net realized investment gains and losses. This change more than offset increased benefits paid to policyholders. In addition, the Company’s first quarter results continue to reflect the addition of GuideOne Life Insurance Company, which was acquired on June 30, 2003.

                Total investment revenues were $51.5 million in the first quarter 2004, an increase of $25.8 million from the prior year due to net realized losses on investments in the first quarter of 2003. The Company recorded net realized investment gains of $0.8 million in the current period versus net realized investment losses of $21.8 million for the same period last year. The realized losses in the first quarter of 2003 were primarily due to the highly distressed airline industry. As the economy and credit markets improved during 2003 and into early 2004, so too has the credit quality and value of the Company’s investment securities.

                Growth in net investment income also contributed to the Company’s increased investment revenue. In spite of the continuing low interest rate environment, which affects the Company’s fixed income investment portfolio, net investment income grew $3.2 million or 6.7% from the prior year. The growth was fueled by the addition of GuideOne and increased investments resulting from new product sales during the past year.

                Partially offsetting the Company’s improved investment results was the increase in interest credited to policyholder account balances. The addition of GuideOne and increased policyholder balances resulting from new product sales during the past year resulted in a $4.0 million or 19.6% increase in interest credited. The Company also experienced an increase in other policyholder benefits paid, due to a rise in mortality in the Kansas City Life Individual Insurance business segment. Mortality experience will fluctuate within short periods of time but over longer periods has historically been within long-range assumptions. This increase in mortality was largely offset by lower policyholder benefits in other business segments and reduced amortization expense.

                The acquisition of GuideOne in 2003 will continue to affect the comparison of financial results for the Company through the second quarter of 2004. In addition to the areas noted above, GuideOne is also contributing significantly to insurance revenues and new product sales. Primarily attributable to GuideOne, contract charges increased $3.0 million or 11.6% in the first quarter 2004 versus the prior year. Further, GuideOne contributed 8% and 9% of the Company’s new life and annuity sales, respectively, during the during the first quarter.

                On April 26, 2004, the Board of Directors declared a quarterly dividend of $0.27 per share, payable on May 24, 2004 to stockholders of record on May 10, 2004.

                The Company remains focused on growth and improving financial performance, and we look forward to opportunities resulting from the improving economy and favorable business climate.

Consolidated
Balance Sheet  (Unaudited)
(Thousands, except share data)

                                           March 31         December 31
                                             2004              2003

Assets
Investments:
    Fixed maturities available
      for sale, at fair value          $     2,943,804   $    2,814,485
    Equity securities available
      for sale, at fair value                   64,463           63,808
    Mortgage loans                             437,292          456,656
    Short-term investments                      50,802           71,823
    Other investments                          229,285          228,014

      Total investments                      3,725,646        3,634,786

Cash                                             8,090           20,029
Deferred acquisition costs                     236,633          241,057
Value of business acquired                     104,387          106,334
Other assets                                   252,670          245,015
Separate account assets                        317,356          304,691
      Total assets                     $     4,644,782   $    4,551,912

Liabilities
Future policy benefits                 $       869,354   $      872,114
Policyholder account balances                2,258,912        2,239,223
Notes payable                                  130,896          133,670
Income taxes                                    51,061           36,918
Other liabilities                              344,478          320,858
Separate account liabilities                   317,356          304,691

      Total liabilities                      3,972,057        3,907,474

Stockholders' equity
Common stock                                    23,121           23,121
Additional paid in capital                      23,503           23,310
Retained earnings                              691,070          688,800
Accumulated other
    comprehensive income                        49,321           23,418
Less treasury stock                           (114,290)        (114,211)

      Total stockholders' equity               672,725          644,438

      Total liabilities and equity     $     4,644,782   $    4,551,912

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Income Statement   (Unaudited)
(Thousands, except share data)
                                                                  Quarter ended
                                                                     March 31
                                                              2004            2003
Revenues
Insurance revenues:
    Premiums                                             $     47,051    $     47,293
    Contract charges                                           29,149          26,115
    Reinsurance ceded                                         (12,518)        (10,267)
      Total insurance revenues                                 63,682          63,141
Investment revenues:
    Net investment income                                      50,727          47,536
    Realized investment gains (losses)                            803         (21,774)
Other revenues                                                  2,534           2,544
      Total revenues                                          117,746          91,447

Benefits and expenses
Policyholder benefits                                          50,570          49,763
Interest credited to policyholder account balances             24,309          20,331
Amortization of deferred acquisition costs
    and value of business acquired                              9,746          10,638
Operating expenses                                             25,739          24,971
      Total benefits and expenses                             110,364         105,703

Income before income tax expense (benefit)                      7,382         (14,256)

Income tax expense (benefit)                                    1,787          (6,798)

Net income (loss)                                        $      5,595    $     (7,458)

Per common share:
    Net income (loss), basic and diluted                 $       0.47    $      (0.62)

    Cash dividends                                       $       0.27    $       0.27

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statement of Cash Flows (Unaudited)
(Thousands, except share data)
                                                Quarter ended
                                                  March 31
                                            2004            2003

Operating activities
     Net cash provided              $       17,152   $      26,493

Investing activities
Purchases of investment securities:
     Fixed maturities                     (214,806)       (188,009)
     Equity securities                      (1,304)           (839)
Sales of investment securities:
     Fixed maturities                       25,055          60,877
     Equity securities                         765           4,947
Maturities and principal paydowns
     of investment securities:
     Fixed maturities                      106,657         152,673
     Equity securities                         265           2,807
Purchases of other investments             (14,262)        (21,732)
Sales, maturities and principal
     paydowns of other investments          32,068          24,694
Net sale (purchase) of short-term
     investments                            21,021        (101,631)
Net additions to property and
     equipment                                (428)           (237)
     Net cash used                         (44,969)        (66,450)

Financing activities
Proceeds from borrowings                       915               -
Repayment of borrowings                     (3,689)         (1,040)
Deposits on policyholder contracts          69,236          73,880
Withdrawals from policyholder
     account balances                      (47,665)        (40,170)
Net transfers to separate accounts          (3,213)         (1,456)
Change in other deposits                     3,505           8,929
Cash dividends to stockholders              (3,325)         (3,238)
Disposition (acquisition) of
     treasury stock, net                       114          (1,360)
     Net cash provided                      15,878          35,545

Decrease in cash                           (11,939)         (4,412)
Cash at beginning of year                   20,029          14,645

     Cash at end of period          $        8,090   $      10,233

See accompanying Notes to Consolidated Financial Statements.

Notes

  Comprehensive income equals $31,498 and $16,144 for 2004 and 2003, respectively. This varies from net income due to unrealized gains or losses on investments.
  Income per common share is based upon the weighted average number of shares outstanding during the quarter, 11,925,257 shares (11,977,317 shares - 2003).
  These financial statements are unaudited but, in management’s opinion, include all adjustments necessary for a fair presentation of the results.
  Certain amounts in prior years have been reclassified to conform with the current year presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     KANSAS CITY LIFE INSURANCE COMPANY
                                                                   (Registrant)

                                                     By:/s/William A. Schalekamp
                                                           William A. Schalekamp
                                                           Senior Vice President,
                                                           General Counsel & Secretary
May 14, 2004
    (Date)